Exhibit 10.1

VOTING and support AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 6, 2026, by and between BEAZER HOMES USA, INC., a Delaware corporation (the “Company”), and DREAM FINDERS HOMES, INC., a Texas corporation (the “Stockholder”). The Company and the Stockholder are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Stockholder, Bulldogs Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Stockholder (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving corporation;

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), set forth opposite the Stockholder’s name on Schedule A (all such shares of Company Common Stock, together with any shares of Company Common Stock or other voting equity securities of the Company that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned (including in connection with an Adjustment) by the Stockholder prior to the Expiration Time (the “After-Acquired Shares”), being referred to herein as the Stockholder’s “Covered Shares”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as a material inducement and in consideration therefor, the Stockholder has entered into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

1.            Definitions.

1.1            As used in this Agreement, the following terms have the meanings set forth below:

“Adjustment” means any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exercisable or exchangeable for shares of Company Common Stock), recapitalization, reclassification, combination, exchange of shares or other similar event with respect to the capital stock of the Company.

“Adverse Proposal” means: (i) any Acquisition Proposal; (ii) any amendment or other change to the Company Charter or the Company By-Laws that would change the voting rights of any Shares or the number of Shares required to adopt the Merger Agreement; (iii) any action, proposal or transaction that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty or any other obligation of the Company set forth in the Merger Agreement; and (iv) any other action, proposal or transaction that would reasonably be expected to impede, interfere with, delay, postpone, discourage or prevent the consummation of the Merger and the other Transactions in any material respect.

“Expiration Time” means the earlier to occur of (i) the Effective Time and (ii) the date and time that the Merger Agreement is validly terminated in accordance with the terms and provisions thereof.

“Transfer” means any direct or indirect (i) sale, tender, exchange, assignment, encumbrance, gift, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), voluntarily or involuntarily, or entry into any contract, option or other arrangement or understanding with respect to any sale, tender, exchange, assignment, encumbrance, gift, hedge, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares (excluding, for the avoidance of doubt, any sale, tender, exchange, assignment, encumbrance, gift, hedge, pledge, hypothecation, disposition or other transfer pursuant to this Agreement or the Merger Agreement) or any right, title or interest therein; (ii) (x) deposit of any Covered Shares into a voting trust, (y) entry into a voting agreement with respect to any Covered Shares or (z) grant of any irrevocable or revocable proxy or power of attorney with respect to any Covered Shares, except, in each case of sub-clauses (x) through (z), this Agreement or as otherwise expressly provided herein; (iii) entry into any hedge, swap or other transaction which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise; or (iv) agreement, arrangement, understanding or commitment (whether or not in writing) to take any of the actions referred to in the foregoing sub-paragraphs (i) through (iii).

“Willful and Material Breach” means a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows that it would, or would reasonably be expected to, be or cause a material breach of this Agreement.

1.2            All other capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

2.            No Transfer; No Inconsistent Arrangements.

2.1            From the date hereof until the Expiration Time, the Stockholder agrees not to Transfer any of the Stockholder’s Covered Shares; provided that (x) the Stockholder may Transfer Covered Shares to any wholly owned Subsidiary of the Stockholder if such transferee agrees in writing to be bound by the terms of this Agreement, and (y) if any involuntary Transfer of any of the Stockholder’s Covered Shares shall occur (including a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Covered Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until the Expiration Time. Any action taken in violation of the immediately preceding sentence shall, to the fullest extent permitted by Law, be null and void ab initio.

2.2            From the date hereof until the Expiration Time, the Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing or materially delaying the Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, impairing or materially delaying, the consummation of the Merger or the other Transactions or the performance by the Company of its obligations under the Merger Agreement.

3.            Agreement to Vote. From the date hereof until the Expiration Time, the Stockholder irrevocably and unconditionally agrees that, at every meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, in each case, to the fullest extent that the Stockholder’s Covered Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Covered Shares to be counted as present thereat for the purpose of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all such Covered Shares (i) in favor of (A) the adoption of the Merger Agreement and approval of the Merger and the other Transactions and (B) any proposal to adjourn or postpone any meeting of the Company Stockholders to a later date if there are not sufficient votes to approve the Merger Agreement; and (ii) against any Adverse Proposal. Such Stockholder shall retain at all times the right to vote (or execute consents or proxies with respect to) the Stockholder’s Covered Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 3 that are at any time or from time to time presented for consideration to the stockholders of the Company generally. For the avoidance of doubt, the foregoing commitments in this Section 3 apply to any Covered Shares held by any trust, limited partnership or other entity directly or indirectly holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control (if any).

4.            Additional Covenants.

4.1            Waiver of Certain Actions. The Stockholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of its affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement, the Transactions or the transactions contemplated hereby; provided that this Section 4.1 shall not (i) limit any actions taken by the Stockholder in response to any claims commenced against the Stockholder, its affiliates or its Representatives, (ii) be deemed a waiver of any rights of the Stockholder for any breach of this Agreement by the Company, or (iii) limit any rights of the Stockholder under this Agreement or the Merger Agreement.

4.2            Notice of Certain Events. Each Party agrees to notify the other Party of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of its representations and warranties set forth in Section 5 or Section 6, as applicable.

5.            Representations and Warranties of The Stockholder. The Stockholder represents and warrants to the Company that:

5.1            Due Organization; Authority.

(a)            (i) the Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, (ii) the Stockholder has all the necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement, and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement, the performance and compliance by the Stockholder with each of its obligations herein, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Stockholder, and (iv) no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

(b)            This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as limited by applicable Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity).

5.2            Ownership of the Covered Shares; Voting Power. The Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the Stockholder’s Covered Shares and has good and marketable title to all of the Stockholder’s Covered Shares free and clear of any Liens in respect of such Covered Shares, other than those created by this Agreement or those imposed by applicable securities Law (collectively, “Permitted Liens”). The Covered Shares listed on Schedule A opposite the Stockholder’s name constitute all of the shares of capital stock of the Company or any other securities of the Company beneficially owned by the Stockholder as of the date hereof. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any such Covered Shares. The Stockholder has full voting power with respect to all of the Stockholder’s Covered Shares, and full power of disposition with respect to such Covered Shares, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Covered Shares. None of the Stockholder’s Covered Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Lien with respect to the voting of such Covered Shares, except as expressly provided herein (including Permitted Liens).

5.3            No Conflicts; Consents. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby will not, directly or indirectly (with or without notice or lapse of time, or both), (a) conflict with or violate any provision of the certificate of incorporation or bylaws or equivalent organizational documents of the Stockholder, (b) conflict with or violate any Law applicable to the Stockholder or by which any property or asset of the Stockholder (including the Covered Shares) is bound or affected, or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Stockholder (including the Covered Shares) pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder or any of the properties or assets of the Stockholder (including the Covered Shares) is bound, except, in the case of each of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise prevent, impair or delay the Stockholder’s ability to perform the Stockholder’s obligations hereunder.

5.4            No Legal Proceedings. There are no Proceedings pending against or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of the Stockholder’s properties or assets (including any of the Stockholder’s Covered Shares), at law or in equity, or before or by any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to prevent, impair or delay the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise prevent, impair or delay the Stockholder’s ability to perform its obligations hereunder.

5.5            Opportunity to Review; Reliance. The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

6.            Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

6.1            Due Organization; Authority.

(a)            (i) The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, (ii) the Company has all the necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement, and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and (iv) no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation by the Company of the transactions contemplated hereby.

(b)            This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity).

6.2            No Conflicts; Consents. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, directly or indirectly (with or without notice or lapse of time, or both), (a) conflict with or violate any provision of the certificate of incorporation or bylaws or equivalent organizational documents of the Company, (b) conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected, or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company pursuant to, any Contract to which the Company is a party or by which the Company or any of the properties or assets of the Company is bound, except, in the case of each of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the consummation by the Company of the transactions contemplated by this Agreement or otherwise prevent, impair or delay the Company’s ability to perform the Company’s obligations hereunder.

6.3            No Legal Proceedings. There are no Proceedings pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s properties or assets, at law or in equity, or before or by any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to prevent, impair or delay the consummation by the Company of the transactions contemplated by this Agreement or otherwise prevent, impair or delay the Company’s ability to perform its obligations hereunder.

6.4            No Other Representations. The Company acknowledges and agrees that, except for the representations and warranties of the Stockholder contained in Section 5, Article IV of the Merger Agreement or any certificate provided in connection with the Merger Agreement, the Stockholder is not making and has not made, and no other Person is making or has made, on behalf of the Stockholder, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby.

7.            Termination. Unless earlier terminated by the written consent of the Company (in its sole and absolute discretion), this Agreement shall terminate automatically and shall have no further force or effect as of the Expiration Time. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 7 shall relieve any Party from liability for Willful and Material Breach of this Agreement prior to termination hereof; provided that in the event the Effective Time shall have occurred, the Stockholder shall not have any liability or other obligation hereunder whatsoever, including with respect to any Willful and Material Breach occurring prior thereto and (y) the provisions of Section 8 shall survive any termination of this Agreement.

8.            Miscellaneous.

8.1            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.2            Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part (whether by operation of law or otherwise), or delegated by (a) the Company, without the prior written consent of the Stockholder, or (b) the Stockholder, without the prior written consent of the Company.

8.3            Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided, however, that any such amendment or waiver shall be binding upon the Stockholder only if such amendment or waiver is set forth in a writing executed by the Stockholder, and any such amendment or waiver shall be binding upon the Company only if such amendment or waiver is set forth in a writing executed by the Company. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

8.4            Enforcement Remedies.

(a)            Except as otherwise expressly provided herein, any remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)            The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is agreed that prior to the valid termination of this Agreement pursuant to Section 7, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and to any further equitable relief.

(c)            The Parties’ rights in this Section 8.4 are an integral part of the transactions contemplated hereby and each Party hereby waives any objections to any remedy referred to in this Section 8.4 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 8.4, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

8.5            Notices. All notices, consents and other communications hereunder shall be in writing and shall be given in the manner described in Section 9.2 of the Merger Agreement, addressed as follows: (i) if to the Company, to the email addresses set forth in Section 9.2 of the Merger Agreement, and (ii) if to the Stockholder, to the email addresses set forth in Section 9.2 of the Merger Agreement, or to such other email address as such Party may hereafter specify for the purpose by notice to each other Party.

8.6            Governing Law; Jurisdiction.

(a)            This Agreement, together with all Proceedings, issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any Proceeding or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction), that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)            Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the United States District Court for the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the United States District Court for the District of Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the United States District Court for the District of Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 8.6(b) in the manner provided for notices in Section 8.5. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.

8.7            Waiver of Trial by Jury. THE PARTIES WAIVE ANY RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, TO A TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (A) ARISING UNDER THIS AGREEMENT OR (B) ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

8.8            Complete Agreement; Third Party Beneficiaries.

(a)            This Agreement, together with the Merger Agreement (together with the Exhibits, Disclosure Schedules and the other documents delivered pursuant thereto) and each of the other documents, instruments and agreements delivered in connection with the transactions contemplated hereby and thereby contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

(b)            Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

8.9            Counterparts. This Agreement may be executed in multiple counterparts (including by Electronic Delivery), each of which will be deemed an original (and will have the same binding legal effect as if it were the original signed version) but all of which together will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

8.10            Mutual Drafting; Interpretation.

(a)            Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision. Headings of the articles and sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. The schedule attached to this Agreement constitutes a part of this Agreement and is incorporated in this Agreement for all purposes.

(b)            For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” shall mean “including, without limitation”. The words “shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “$” shall be deemed references to United States dollars. The word “or” is not exclusive, and shall be interpreted as “and/or”. The term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

8.11            Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. For the avoidance of doubt, nothing in this Section 8.11 shall be interpreted as in any way limiting the Stockholder’s right to the Company Termination Fee in circumstances in which the Stockholder is entitled to receive the Company Termination Fee pursuant to the Merger Agreement.

8.12            Further Assurances. The Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use the Stockholder’s reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to perform the Stockholder’s obligations under this Agreement, as the Company may reasonably request.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BEAZER HOMES USA, INC.

By:	/s/ Allan P. Merrill
Name:	Allan P. Merrill
Title:	Chairman, President and Chief Executive Officer

DREAM FINDERS HOMES, INC.

By:	/s/ Robert Riva
Name:	Robert Riva
Title:	Vice President and General Counsel

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder	Shares of Company Common Stock
DREAM FINDERS HOMES, INC.	930,128

[Schedule A to Voting and Support Agreement]